Exhibit 99.1

BIODEL REPORTS THIRD QUARTER FISCAL YEAR 2015 FINANCIAL RESULTS

Conference Call and Audio Webcast to be Held Today, August 13th, at 5:00 p.m. ET

DANBURY, Conn., August 13, 2015 (GLOBE NEWSWIRE) - Biodel Inc. (Nasdaq: BIOD) today reported financial results for the third fiscal quarter ended June 30, 2015.

Portfolio update since last fiscal quarter:

•	Successful End-of-Phase 2 meeting with the FDA for the Glucagon Emergency Management (GEM) product candidate with an agreement reached on the design of the summative human factors study, the design and objectives of the pivotal clinical trial and the product stability and analytical similarity plan for the proposed 505(b)2 NDA application.

•	Learned that registration batches for the GEM product candidate would be received no sooner than the third calendar quarter of 2016, resulting in delayed timelines for NDA submission; engaged in discussions with device supplier relating to contract requirements, in order to provide updated program timelines.

•	Announced in May 2015 the initiation of a Phase 2b Study 3-250 multi-dose clinical trial of BIOD-531 ultra-rapid-acting prandial/basal insulin candidate. The study is not currently recruiting new subjects due to a request from the FDA to provide additional data concerning the investigational U-400 syringe used to deliver BIOD-531; additional syringe testing has been performed and will shortly be submitted to the FDA.

•	Presented five abstracts at the 2015 American Diabetes Association Scientific sessions in Boston, MA from June 5-9, 2015. One oral presentation is scheduled for the European Association for the Study of Diabetes 51st Annual Meeting in Stockholm from September 14-18, 2015 and two abstract acceptances confirmed to date for poster presentation at the Diabetes Technology Meeting in Bethesda, MD from October 22-24, 2015.

Dr. Errol De Souza, president and chief executive officer of Biodel, stated: “This has been a strong quarter for Biodel financially, with the completion of a $34.5 million public offering and an ending cash balance of approximately $44 million. We are pleased with the guidance received from the FDA on requirements for NDA filing for the GEM product and are working diligently to move to resolve recent developments impacting the timelines for the GEM device and to reopen BIOD-531 enrollment as soon as possible. We look forward to updating our shareholders on these programs and to continue building shareholder value.”

Exhibit 99.1

Third Quarter Financial Results

Biodel reported a net loss of $6.5 million and $15.5 million, or $0.12 and $0.46 per share for the quarter and nine month period ended June 30, 2015, respectively. These results compare to a net loss of $3.2 million and $11.8 million, or $0.15 and $0.56 per share for the quarter and nine month period ended June 30, 2014, respectively.

Biodel did not recognize any revenue during the quarter and nine month period ended June 30, 2015 or 2014.

At June 30, 2015, Biodel had cash and cash equivalents of $44.4 million and 62.2 million shares of common stock outstanding.

Conference Call and Webcast Information

Biodel’s senior management will host a conference call on August 13, 2015 beginning at 5:00 p.m. Eastern Time to discuss these results and provide a company update. Live audio of the conference call will be available to investors, members of the news media and the general public by dialing +1 (877) 407-7181 (United States) or +1 (201) 689-8047 (international). To access the call by live audio webcast, please log on to the investor section of the company’s website at www.biodel.com. An archived version of the audio webcast will be available on Biodel’s website. Interested parties may also access an audio replay by dialing (877) 660-6853 (US) ot (201) 612-7415 (International) and entering conference ID number 13588552.

Exhibit 99.1

Biodel Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	September 30, 2014	June 30, 2015
		(unaudited)
ASSETS
Current:
Cash and cash equivalents	$24,588	$44,355
Prepaid and other assets	316	384

Total current assets	24,904	44,739
Property and equipment, net	481	321
Intellectual property, net	40	37

Total assets	$25,425	$45,097

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current:
Accounts payable	$172	$189
Accrued expenses:
Clinical trial expenses	214	575
Payroll and related	958	1,317
Accounting and legal fees	131	308
Other	141	115
Income taxes payable	—	16

Total current liabilities	1,616	2,520

Common stock warrant liability	1,014	183

Total liabilities	2,630	2,703
Commitments
Stockholders’ equity:
Convertible preferred stock, $.01 par value; 50,000,000 shares authorized; 1,950,000 and 1,909,410 issued and outstanding	19	19
Common stock, $.01 par value; 200,000,000 shares authorized; 23,079,543 and 62,151,202 issued and outstanding	231	622
Additional paid-in capital	252,104	286,817
Accumulated deficit	(229,559)	(245,064)

Total stockholders’ equity	22,795	42,394

Total liabilities and stockholders’ equity	$25,425	$45,097

Exhibit 99.1

Biodel Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2014	2015	2014	2015
Revenue	$—	$—	$—	$—

Operating expenses:
Research and development	3,628	5,054	11,626	11,378
Government grants	(227)	—	(531)	—
General and administrative	1,348	1,525	4,475	4,969

Total operating expenses	4,749	6,579	15,570	16,347
Other (income) and expense:
Interest and other income	(11)	(18)	(40)	(34)
Adjustment to fair value of common stock warrant liability	(1,548)	(119)	(3,708)	(831)

Loss before tax provision	(3,190)	(6,442)	(11,822)	(15,482)
Tax provision	14	20	23	23

Net loss	(3,204)	(6,462)	(11,845)	(15,505)

Net loss per share — basic and diluted	$(0.15)	$(0.12)	$(0.56)	$(0.46)

Weighted average shares outstanding — basic and diluted	21,118,375	53,893,156	21,100,903	33,895,995

Exhibit 99.1

About Biodel Inc.

Biodel Inc. is a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for diabetes that may be safer, more effective and more convenient for patients. Biodel’s product candidates are developed by applying proprietary technologies to existing drugs in order to improve their therapeutic profiles. More information about Biodel is available at www.biodel.com.

Safe-Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements about future activities related to the clinical development plans for Biodel’s product candidates, potential timing, design and outcomes of clinical trials and Biodel’s ability to develop and commercialize its product candidates. Forward-looking statements represent Biodel’s management’s judgment regarding future events. All statements, other than statements of historical facts, including statements regarding Biodel’s strategy, future operations, future clinical trial results, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Biodel’s forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, the progress, timing or success of Biodel’s research and development and clinical programs for Biodel’s product candidates; Biodel’s ability to conduct the development work necessary to finalize the formulation and design of Biodel’s auto-reconstitution glucagon rescue product candidate, as well as the preclinical studies, clinical trials and manufacturing activities necessary to support the filing of a new drug application, or NDA, to the U.S. Food and Drug Administration, or FDA, for that product candidate; Biodel’s ability to engage a strategic partner in the further development of Biodel’s prandial ultra-rapid-acting insulin formulations, including BIOD-531, which uses regular human insulin, or RHI, as the active pharmaceutical ingredient, and Biodel’s insulin analog-based formulations; the success of Biodel’s formulation development work to improve the stability of Biodel’s newer ultra-rapid-acting insulin analog-based formulations while maintaining the pharmacokinetic and injection site toleration characteristics associated with earlier formulations; the results of Biodel’s real-time stability programs for Biodel’s RHI-, insulin analog- and glucagon-based product candidates, including the

Exhibit 99.1

reproducibility of earlier, smaller scale, stability studies and Biodel’s ability to accurately project long term stability on the basis of accelerated testing; Biodel’s ability to accurately anticipate technical challenges that the company may face in the development of Biodel’s ultra-rapid-acting RHI- and insulin analog-based product candidates or Biodel’s glucagon rescue product candidates; Biodel’s ability to secure approval by the FDA for Biodel’s product candidates under Section 505(b)(2) of the Federal Food, Drug and Cosmetic Act; Biodel’s ability to enter into collaboration arrangements for the commercialization of Biodel’s product candidates and the success or failure of any such collaborations into which the company enters, or Biodel’s ability to commercialize its product candidates on its own; Biodel’s ability to enforce Biodel’s patents for Biodel’s product candidates and Biodel’s ability to secure additional patents for Biodel’s product candidates; and other factors identified in our most recent annual report on Form 10-K for the fiscal year ended September 30, 2014 and other subsequent filings with the Securities and Exchange Commission. The company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.

BIOD-G

CONTACT:
Clayton Robertson, Trout Group
+1 (646) 378 2964

Source: Biodel, Inc.